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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                 14% SENIOR REDEEMABLE PREFERRED STOCK, SERIES B

                        (THE "SERIES B PREFERRED STOCK")

                                       OF

                           RENAISSANCE COSMETICS, INC.

         This form, or one substantially equivalent hereto, must be used to tender shares of Series B Preferred Stock pursuant to the Exchange Offer described in the Prospectus dated __________, 1997 (the "Prospectus") of Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), if a holder of shares of Series B Preferred Stock cannot deliver a Letter of Transmittal to the Exchange Agent listed below (the "Exchange Agent") or cannot either deliver the certificates representing the shares of Series B Preferred Stock to be tendered or complete the procedure for book-entry transfer at or prior to 5:00 P.M., New York City time, on ___________________, 1997 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). This form, or one substantially equivalent hereto, must be delivered by hand or sent by telegram, facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer--Procedure for Tendering Series B Preferred Stock" in the Prospectus. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Prospectus.

                    To: Firstar Trust Company, Exchange Agent

        By Mail:                                By Hand or Overnight Delivery:
  Firstar Trust Company                              Firstar Trust Company
Corporate Trust Services                           Corporate Trust Services
      P.O. Box 2077                            615 E. Michigan Street, 4th Floor
   Milwaukee, WI 53201                                Milwaukee, WI 53202
 Attention: Barbara Bahr                            Attention: Barbara Bahr

                                  By Facsimile:
                                 (414) 276-4226

                              Confirm by Telephone:
                                 (414) 287-3922

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.


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Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of the shares of Series B Preferred Stock indicated below and that the Letter of Transmittal cannot be delivered to the Exchange Agent and/or either the certificates representing such shares of Series B Preferred Stock cannot be delivered to the Exchange Agent or the procedure for book-entry transfer cannot be completed on or before the Expiration Date. The undersigned hereby tenders the shares of Series B Preferred Stock indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

Name(s) of Tendering Holder(s):
                               -------------------------------------------------
                                               PLEASE TYPE OR PRINT

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                                   SIGNATURES
Address(es):
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Telephone Number(s):
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Name(s) in which shares of Series B Preferred Stock are registered:
                                                                   -------------


CERTIFICATE NO(S).                                         NUMBER OF SHARES
(IF AVAILABLE)(*/)                                             TENDERED
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(*/)       Need not be completed by book-entry holders.


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                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the shares of Series B Preferred Stock being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such shares of Series B Preferred Stock into the Exchange Agent's account at the book-entry transfer facility), with any required signature guarantees and any other required documents, all within three business days after the Expiration Date.

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             FIRM                                AUTHORIZED SIGNATURE

                                       Name:
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            ADDRESS                              PLEASE TYPE OR PRINT


                                       Title:
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           ZIP CODE

                                       Dated:                             , 1996
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         TELEPHONE NO.

         The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any shares of Series B Preferred Stock (or a confirmation of book-entry transfer of such shares of Series B Preferred Stock into the Exchange Agent's account at the book-entry transfer facility) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.